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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Lycos, Inc.:

We consent to the inclusion of our report dated August 15, 2000 with respect to the consolidated balance sheets of Lycos, Inc. as of July 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended July 31, 2000 included in the Current Report (Form 8-K) of Lycos, Inc. dated September 22, 2000.

                                      /s/ KPMG LLP

Boston, MA
September 22, 2000